                                                                     EXHIBIT 4a




             FIRST AMENDMENT TO MORTGAGE-BACKED CREDIT AGREEMENT


        This First Amendment to Mortgage-Backed Credit Agreement dated as of June 13, 1997 by and between GENERAL HOST CORPORATION, a New York corporation and FRANKS NURSERY & CRAFTS, INC. (collectively, "Company"), and COMERICA BANK, a Michigan banking corporation ("Bank").

        WHEREAS, Company and Bank entered into a certain Mortgage-Backed Credit Agreement dated as of November 29, 1996 (the "Agreement"), pursuant to which Company incurred certain indebtedness and obligations and granted the Bank certain security for such indebtedness and obligations; and

        WHEREAS, Company and Bank desire to amend certain provisions of the Agreement on the terms and conditions hereof;

        NOW, THEREFORE, it is agreed:

A.      DEFINITIONS

        1. Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

B.      AMENDMENTS TO AGREEMENT

        1. Subsection 1.47 of the Agreement is hereby amended and restated to read:

        "'Revolving Credit Maturity Date' shall mean July 31, 1997.

C.      REPRESENTATIONS.

        Company hereby represents and warrants that:

        1. Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

        2. This Amendment, and the Agreement as amended by this Amendment, and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

       3. The continuing representations and warranties of the Companies set forth in Sections 7.1 through 7.6 and 7.8 through 7.13 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof.

       4. The continuing representations and warranties of the Companies set forth in Section 7.7 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to Bank in accordance with Section 8. 1 of the Agreement.

       5. No Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

C.     MISCELLANEOUS.

       1. This Amendment may be executed in as many counterparts as Bank and the Companies deem convenient and shall become effective upon: (a) delivery to Bank of all executed counterparts hereof; (b) delivery to Bank, in form and substance satisfactory to Bank of each of the documents and instruments listed on the Checklist attached as Exhibit "A" hereto; and (c) payment to Bank of a non-refundable amendment fee in the amount of Seven Thousand Dollars ($7,000).

       2. Companies and Bank acknowledge and agree that, except as specifically amended hereby or in connection herewith, all of the terms and conditions of the Agreement and the Loan Documents, remain in full force and effect in accordance with their original terms.

        3. Companies shall pay all of Bank's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

        4. Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or Event of Default whether now existing or hereafter arising.




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

        WITNESS the due execution hereof as of the day and year first above written.



GENERAL HOST CORPORATION                             COMERICA BANK



By:  Robert M. Lovejoy, Jr.                        By:   Chris Georvassillis
    ----------------------------------                 ------------------------
       Robert M. Lovejoy, Jr.                             Chris Georvassilis
Its:   Vice President                              Its:   Vice President

1 Station Place                                    500 Woodward Avenue, M.C. 3280
Stamford, Connecticut  06902                       Detroit, Michigan  48226
Telephone:  (203) 357-9900                         Telephone: (313) 222-6239
Telefax:  (203) 357-0148                           Telefax: (313) 222-3330


FRANK'S NURSERY & CRAFTS, INC.


By:  Robert M. Lovejoy, Jr.
    -----------------------------
       Robert M. Lovejoy, Jr.
Its:   Vice President


6501 East Nevada
Detroit, Michigan 48234
Telephone: (313) 366-8400
Telefax: (313) 564-2084




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




                                 EXHIBIT "A"

                              FIRST AMENDMENT TO
                     MORTGAGE-BACKED CREDIT AGREEMENT
                   BETWEEN GENERAL HOST CORPORATION AND
                     FRANK'S NURSERY & CRAFTS, INC.  AND
                                COMERICA BANK

                                June 13, 1997


  1.     Recertification of Authority Documents

         a.    General Host Corporation
         b.    Frank's Nursery & Crafts, Inc.

  2.     First Amendment to Mortgage-Backed Credit Agreement

         a.    Exhibit "A" - Checklist

  3.     Acknowledgement and Consents

         a.    General Host Holding Corp.
         b.    AMS Industries, Inc.
         C.    AMS Salt Industries, Inc.
         d.    Bay Resources, Inc.
         e.    Nursery Distributors, Inc.







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


                         ACKNOWLEDGEMENT AND CONSENT


       Each of the undersigned hereby acknowledges and consents to the execution, delivery and performance of that certain First Amendment to Mortgage-Backed Credit Agreement dated as of even date herewith by GENERAL HOST CORPORATION and FRANK'S NURSERY & CRAFTS, INC. (collectively the "Companies") and COMERICA BANK, ("Bank"), amending that certain Mortgage-Backed Credit Agreement dated as of November 29, 1996 between Companies and Bank (the "Agreement").

       This acknowledgement and consent is executed and delivered by the undersigned in connection with the Guaranty from the undersigned in favor of Bank and delivered in connection with the Agreement, which Guaranty remains in full force and effect with respect to indebtedness now or hereafter incurred under the Agreement, including, but not limited to, the Note.

       Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

       Executed as of the 13th day of June, 1997.



                                            GENERAL HOST HOLDING CORP.

                                            By:  Robert M. Lovejoy
                                                -----------------------------

                                            Its:  Vice President

                                            AMS INDUSTRIES, INC.

                                            By:  Robert M. Lovejoy
                                                ------------------------------

                                            Its:  Vice President & Treasurer
                                                 -----------------------------

                                            AMS SALT INDUSTRIES, INC.

                                            By:  Robert M. Lovejoy
                                                ------------------------------

                                            Its:  Vice President & Treasurer
                                                 -----------------------------

                                            BAY RESOURCES, INC.

                                            By:  Robert M. Lovejoy
                                                ------------------------------

                                            Its:  Vice President & Treasurer
                                                 -----------------------------

                                            NURSERY DISTRIBUTORS, INC.

                                            By:  Robert M. Lovejoy
                                                ------------------------------

                                            Its:  Vice President & Treasurer
                                                 -----------------------------